                                                                     EXHIBIT 4.4

                                [MBIA LOGO]

                         NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:   Advanta Home Equity Loan Trust 1998-B   POLICY NUMBER: 27655
               $67,500,000 Advanta Home Equity Loan Asset Backed Notes,
               Series 1998-B
               Class A-1 Notes, Variable Interest Rate

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Bankers Trust Company of California, N.A. or its successors, as Indenture Trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or Indenture Trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Payment Date on which the related amounts are due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent

                                  [MBIA LOGO]

appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Indenture, dated as of September 1, 1998, among the Advanta Home Equity Loan Trust 1998-B and the Indenture Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved by the Insurer.

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Deficiency Amount" means, with respect to the Obligations (a) for any Payment Date, any shortfalls in the Total Available Funds to pay the sum of (i) the Class A-1 Interest Distribution Amount (excluding any Class A-1 Net Funds Cap Carry-Forward Amounts, any Prepayment Interest Shortfalls and any Relief Act Shortfalls), and (ii) the HELOC Pool Overcollateralization Deficit and (b) on the Class A-1 Final Scheduled Payment Date, any shortfall in the Total Available Funds to pay the outstanding Class A-1 Principal Balance.

     "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is

                                  [MBIA LOGO]

subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     "Owner" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, the Originators or the Master Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Total Available Funds" means, with respect to the Obligations and any Payment Date, the sum of (i) the Available Funds then available in the Note Account, reduced by the amounts paid pursuant to Section 8.6(c)(i) and (ii) of the Indenture; (ii) the Crossover Amount, if any, available from the HLTV Pool related to the Class A-2 Notes pursuant to the cross-collateralization provisions of the Trust; and (iii) amounts available from the Reserve Account with respect to the Obligations on such Payment Date.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

                                  [MBIA LOGO]


     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 30th day of September 1998.


                                             MBIA INSURANCE CORPORATION



                                             By      /s/  Richard Weill
                                                  -----------------------------
                                             Title   President
                                                   ----------------------------



Attest:



By  /s/
    ----------------------------
      Assistant Secretary

                                  [MBIA Logo]


                                   EXHIBIT A
                       TO NOTE GUARANTY INSURANCE POLICY
                                 NUMBER: 27655

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 27655



State Street Bank and Trust Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
61 Broadway, 15th Floor
New York, NY 10006
Attention: Municipal Registrar and
           Paying Agency
MBIA Insurance Corporation
113 King Street
Armonk, NY 10504


The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as Indenture Trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: 27655 (the "Policy") issued by the Insurer in respect of the Advanta Home Equity Loan Trust 1998-B $67,500,000 Advanta Home Equity Loan Asset Backed Notes, Series 1998-B, Class A-1 Notes Variable Interest Rate (the "Obligations"), that:

          (i) the Indenture Trustee is the Indenture Trustee under the Indenture, dated as of September 1, 1998, among the Advanta Home Equity Loan Trust 1998-B and the Indenture Trustee, as Indenture Trustee for the Owners;

          (ii)  the amount due under clause (a) of the definition of Deficiency
          Amount for the Payment Date occurring on                    (the
          "Applicable Payment Date") is $        ;

          (iii) the amount due under clause (b) of the definition of Deficiency
          Amount for the Applicable Payment Date is $         ;

          (v)   the sum of the amounts listed in paragraphs (ii) and (iii) above
          is $         (the "Deficiency Amount");

          (vi) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a Indenture

                                  [MBIA LOGO]


          Trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent
          jurisdiction is $     (the "Preference Amount");

          (vii) the total Insured Payment due is $     , which amount equals the
          sum of the Deficiency Amount and the Preference Amount;

          (viii) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (v) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (vi) above to be applied to the payment of any Preference Amount; and

          (ix) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
          Policy: [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

     Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purposes Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this
Notice under the Policy as of the      day of      ,     .


                                         [NAME OF INDENTURE TRUSTEE]
                                         as Indenture Trustee


                                         By ________________________

                                         Title _____________________

                                  [MBIA logo]


                         NOTE GUARANTY INSURANCE POLICY


OBLIGATIONS:  Advanta Home Equity Loan Trust 1998-B        POLICY NUMBER: 27656
              $40,000,000 Advanta Home Equity Loan Asset Backed Notes,
              Series 1998-B
              Class A-2 Notes 6.55% Interest Rate


     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Bankers Trust Company of California, N.A. or its successors, as Indenture Trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or Indenture Trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                                  [MBIA LOGO]

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon New York City time on the later of the Payment Date on which the related amounts are due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Indenture, dated as of September 1, 1998, among the Advanta Home Equity Loan Trust 1998-B and the Indenture Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved by the Insurer.

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Deficiency Amount" means, with respect to the Obligations and for any Payment Date, any shortfalls in the Total Available Funds to pay the sum of (i) Class A-2 Interest Distribution Amount (excluding any Prepayment Interest Shortfalls and any Relief Act Shortfalls), and (ii) the HTLV Pool
Overcollateralization Deficit.

                                  [MBIA Logo]

     "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     "Owner" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, the Originators or the Master Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Total Available Funds" means, with respect to the Obligations and any Payment Date, the sum of (i) the Available Funds then available in the Note Account, reduced by the amounts paid pursuant to Section 8.6(c)(i) and (ii) of the Indenture; (ii) the Crossover Amount, if any, available from the HELOC Pool related to the Class A-1 Notes pursuant to the cross-collateralization provisions of the Trust; and (iii) amounts available from the Reserve Account with respect to the Obligations on such Payment Date.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway,
New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by this Policy is not covered by the Property/ Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                                  [MBIA LOGO]


     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 30th day of September, 1998.


                                             MBIA INSURANCE CORPORATION



                                             By     /s/ Richard Weill
                                                    ---------------------------
                                             Title  President
                                                    ---------------------------


Attest:



By  /s/
    ---------------------------
      Assistant Secretary

                                  [MBIA Logo]

                                   EXHIBIT A
                       TO NOTE GUARANTY INSURANCE POLICY
                                 NUMBER: 27656

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 27656

State Street Bank and Trust Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
61 Broadway, 15th Floor
New York, NY 10006
Attention: Municipal Registrar and
               Paying Agency
MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as Indenture Trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy
Number: 27656 (the "Policy") issued by the Insurer in respect of the Advanta Home Equity Loan Trust 1998-B $40,000,000 Advanta Home Equity Loan Asset Backed Notes, Series 1998-B Class A-2 Notes 6.55% Interest Rate (the "Obligations"), that:

          (i) the Indenture Trustee is the Indenture Trustee under the Indenture dated as of September 1, 1998 among Advanta Home Equity Loan Trust 1998-B, and the Indenture Trustee, as Indenture Trustee for the Owners;

          (ii)      the amount due under clause the definition of Deficiency
          Amount for the Payment Date occurring on             (the "Applicable
          Payment Date") is $       ; (the "Deficiency Amount");

          (iii) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a Indenture Trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of
          a court having competent jurisdiction is $        (the "Preference
          Amount");

          (iv)      the total Insured Payment due is $       , which amount
          equals the sum of the Deficiency Amount and the Preference Amount;

                                  [MBIA LOGO]

         (v) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (iii) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (iv) above to be applied to the payment of any Preference Amount; and

         (vi) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

     Any Person Who Knowingly And With intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this
Notice under the Policy as of the    day of        ,     .


                                       [NAME OF INDENTURE TRUSTEE], as
                                       Indenture Trustee

                                       By
                                         --------------------------------------
                                       Title
                                            -----------------------------------


                                       2